Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500    Fax 1.626.568.7144
Press Release

FOR IMMEDIATE RELEASE                    January 23, 2013

For additional information contact:
John W. Prosser, Jr.
Executive Vice President, Finance and Administration
626.578.6803

Jacobs Engineering Group Inc. Reports Solid Earnings
for the First Quarter of Fiscal 2013
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for the first quarter of fiscal 2013 ended December 28, 2012.
First Quarter Fiscal 2013 Highlights:

•	Net earnings for the quarter of $99.0 million;

•	Diluted EPS for the quarter of $0.76;

•	Backlog at December 28, 2012 of $16.2 billion.
Jacobs reported today net earnings of $99.0 million, or $0.76 per diluted share, on revenues of $2.76 billion for its first quarter of fiscal 2013 ended December 28, 2012. This is up from net earnings of $89.7 million, or $0.70 per diluted share, on revenues of $2.63 billion for the first quarter of fiscal 2012 ended December 30, 2011.
Jacobs also announced that backlog grew by 11.8% totaling $16.2 billion at December 28, 2012, including a technical professional services component of $10.4 billion. This compares to total backlog and technical professional services backlog of $14.5 billion and $9.5 billion, respectively, at December 30, 2011.
Commenting on the results for the first quarter, Jacobs President and CEO Craig L. Martin stated, “The business is doing well. Operating performance and cost control are both good and our backlog continues to grow. We see continuing growth in a number of key markets and multiple opportunities for increasing market share. Our outlook for fiscal 2013 remains very positive.”
Commenting on the Company's earnings outlook for the remainder of fiscal 2013, Jacobs Chief Financial Officer John W. Prosser, Jr. stated, “First quarter results are in line with our expectations, and we are maintaining our guidance at $3.00 to $3.50 per share.”
Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Thursday, January 24, 2013, which it is webcasting live on the Internet at www.jacobs.com.
Jacobs is one of the world's largest and most diverse providers of technical, professional, and construction services.
Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are

Exhibit 99.1

inherently uncertain, and you should not place undue reliance on such statements. We caution the reader that there are a variety of factors that could cause business conditions and results to differ materially from what is contained in our forward-looking statements. For a description of some of the factors which may occur that could cause actual results to differ from our forward-looking statements including those noted in our 2012 Form 10-K, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Exhibit 99.1

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended
	December 28, 2012	December 30, 2011
Revenues	$2,759,641	$2,631,768
Costs and Expenses:
Direct costs of contracts	(2,323,918)	(2,210,726)
Selling, general, and administrative expenses	(275,454)	(279,090)
Operating Profit	160,269	141,952
Other Income (Expense):
Interest income	1,090	1,395
Interest expense	(3,694)	(3,662)
Miscellaneous expense, net	(1,354)	(131)
Total other income (expense), net	(3,958)	(2,398)
Earnings Before Taxes	156,311	139,554
Income Tax Expense	(51,788)	(48,118)
Net Earnings of the Group	104,523	91,436
Net Earnings Attributable to Noncontrolling Interests	(5,513)	(1,726)
Net Earnings Attributable to Jacobs	$99,010	$89,710
Earnings Per Share (“EPS”):
Basic	$0.77	$0.71
Diluted	$0.76	$0.70

Weighted Average Shares Used to Calculate EPS:
Basic	128,644	126,921
Diluted	129,669	128,087

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Exhibit 99.1

Other Operational Information (in thousands):

	Three Months Ended
	December 28, 2012	December 30, 2011
Revenues by Major Component:
Technical professional services	$1,611,919	$1,538,035
Field services	1,147,722	1,093,733
Total	$2,759,641	$2,631,768

Depreciation (pre-tax)	$15,493	$13,861
Amortization of Intangibles (pre-tax)	$8,982	$11,375
Pass-Through Costs Included in Revenues	$546,416	$543,832

Capital Expenditures	$25,174	$20,102

Selected Balance Sheet and Backlog Information (in thousands):

	December 28, 2012	December 30, 2011
Balance Sheet Information:
Cash and cash equivalents	$1,241,745	$959,237
Working capital	1,944,572	1,135,176
Total debt	518,237	535,724
Total Jacobs stockholders' equity	3,829,076	3,439,179

Backlog Information:
Technical professional services	$10,407,300	$9,529,500
Field services	5,782,300	4,952,500
Total	$16,189,600	$14,482,000

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